                                                                    EXHIBIT 10.7


                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of July, 1998, by and among REQUISITE TECHNOLOGY, INC., a Delaware corporation (the "Company"), and W.W. Grainger, Inc., an Illinois corporation (the "Stockholder").

                                   WITNESSETH:

         WHEREAS, in connection with the sale of the Company's Series D Preferred Stock to the Stockholder pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), the Company and the Stockholder desire to enter into this Agreement to provide for certain transfer and other restrictions on such shares as set forth below.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                               CERTAIN DEFINITIONS

         1.1 COMMON STOCK. Common Stock shall mean the Company's Common Stock, $.001 par value per share.

         1.2 QUALIFIED PUBLIC OFFERING. Qualified Public Offering shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which (i) the per share price is at least $8.00 per share (as adjusted for stock splits, combinations and the like) and
(ii) the gross cash proceeds to the Company before deducting underwriting, discounts, commissions, and fees) are at least $7,500,000.

         1.3 SALE. A Sale shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

         1.4 SECURITIES ACT. Securities Act shall mean the Securities Act of 1933, as amended.

         1.5 STOCKHOLDER SHARES. Stockholder Shares shall mean all shares of voting capital stock of the Company now owned or hereinafter acquired by the Stockholder registered in its names or beneficially owned by it as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by the Stockholder after the date hereof). In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Stockholder Shares by reason of any stock






                                       1.
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dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Stockholder Shares, as the case may be, for purposes of this Agreement.

                                   ARTICLE 2

                              STANDSTILL PROVISION

         2.1 STANDSTILL. Other than pursuant to the exercise of its rights pursuant to Section 4 of the Second Amended and Restated Investor Rights Agreement, dated as of the date hereof, as such agreement may be supplemented, modified or amended from time to time, the Stockholder will not, and will cause each of its subsidiaries, parents and other affiliates not to, purchase, acquire or own, or offer or agree to purchase, acquire or beneficially own, directly or indirectly, any Common Stock (or any securities convertible, exercisable or exchangeable into shares of Common Stock), or enter into any arrangements or understandings with any third party to do any of the foregoing, without the prior written consent of the Company.

         2.2 RIGHTS OF FIRST REFUSAL. The Company and the Stockholder acknowledge that the Stockholder is a party to that certain Second Amended and Restated Investor Rights Agreement, of even date herewith (as amended from time to time, the "Investor Rights Agreement"), pursuant to which Stockholder is entitled to certain Rights of First Refusal set forth in Section 4 thereof for so long as Stockholder is a "Major Investor" thereunder. The Company and the Stockholder agree that the Stockholder shall not be entitled to exercise its right to acquire any unsubscribed shares pursuant to the first two sentences of
Section 4.3 of the Investor Rights Agreement unless such acquisition has been approved in writing by the Company's Board of Directors.

                                   ARTICLE 3

                              DRAG ALONG PROVISION

         3.1 DRAG ALONG. In the event that (i) the Board of Directors of the Company and (ii) the holders of a majority of the outstanding shares (other than the Stockholder Shares) of the Company (the "Requisite Holders") approve a Sale of the Company (an "Approved Sale"), then the Stockholder shall consent to and raise no objections against the Approved Sale. If the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, the Stockholder shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale. If the Approved Sale is structured as a sale of the stock of the Company, the Stockholder shall sell the Stockholder Shares on the terms and conditions approved by the Requisite Holders. The Stockholder shall take all necessary and desirable actions approved by the Requisite Holders in connection with the consummation of the Approved Sale to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.




                                       2.
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                                   ARTICLE 4

                            LEGEND AND OTHER MATTERS

         4.1 LEGEND.

                  (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Stockholder Shares a restrictive legend in substantially the following form (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH INVESTMENT AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO REQUISITE TECHNOLOGY, INC. AT ITS PRINCIPAL PLACE OF BUSINESS."

                  (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Stockholder Shares therefore represented by a certificate carrying the Legend.

         4.2 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Stockholder Shares. The Company shall not permit the transfer of any of the Stockholder Shares on its books or issue a new certificate representing any of the Stockholder Shares unless and until the person to whom such security is to be transferred shall have executed a written Agreement, substantially in the form of this Agreement, or a counterpart signature page hereto, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Stockholder.

         4.3 OTHER RIGHTS. Except as provided by this Agreement, the Stockholder shall exercise the full rights of a stockholder with respect to the Stockholder Shares.


                                   ARTICLE 5

                                   TERMINATION



                                       3.
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         5.1 Except as provided below, this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

                  (a) ten (10) years from the date of this Agreement; or

                  (b) the date as of which the Company and the Stockholders hereto terminate this Agreement by written consent.

         Notwithstanding the foregoing, Section 2 hereof shall terminate in its entirety upon the earlier to occur of (i) the date of the closing of the Qualified Public Offering and (ii) July 1, 2003.

                                   ARTICLE 6

                                  MISCELLANEOUS

         6.1 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         6.2 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Colorado as such laws apply to agreements among Colorado residents made and to be performed entirely within the State of Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         6.3 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the Company and the Stockholders.

         6.4 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         6.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

         6.6 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.






                                       4.
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         6.7 COUNTERPARTS. This Agreement may be delivered via facsimile and may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         6.8 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         6.9 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



                                       5.
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         IN WITNESS WHEREOF, the parties hereto have executed this INVESTMENT
AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                                     STOCKHOLDER:

REQUISITE TECHNOLOGY, INC.                                   W.W. GRAINGER, INC.




By: /s/ BARBARA MOWRY                                        By: /s/ JOHN A. SCHWEIG
  --------------------------------------------------            -----------------------------------------------
             Barbara Mowry                                   Name: John A. Schweig
             President and Chief Executive Officer                ---------------------------------------------
                                                             Title: Senior Vice President, Business
                                                                   --------------------------------------------
                                                                    Development & International
                                                                   --------------------------------------------

Address:  4888 Pearl East Circle                             Address:  455 Knightsbridge Parkway
          Suite 300W                                                   Lincolnshire, IL 60069-3620
          Boulder, CO  80301



                              Investment Agreement